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[LETTERHEAD] KANE KESSLER, P.C.


                                January 23, 1997




Ground Round Restaurants, Inc.
35 Braintree Hill Office Park
Braintree, Massachusetts 02184

                      Re:  Ground Round Restaurants, Inc. --
                           Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special counsel to Ground Round Restaurants, Inc., a New York corporation ("GRR"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") being filed by GRR on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration pursuant to the Act for resale of up to 4,235,400 shares (the "Shares") of common stock, par value $.16 2/3 per share (the "Common Stock"), of GRR and up to 501,500 shares (the "Conversion Shares") of Common Stock issuable upon conversion of certain convertible notes described in the Registration Statement (the "Convertible Notes").

                  In connection therewith, we have examined copies of the Certificate of Incorporation, as amended, and By-Laws of GRR, the Registration Statement, records of certain of GRR's corporate proceedings as reflected in GRR's minute books and other records and documents that we have deemed necessary for the purposes of this opinion. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinion hereinafter set forth.




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KANE KESSLER, P.C.

Ground Round Restaurants, Inc.
January 23, 1997
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                  In our review, we have assumed the genuineness of all
signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

                  Based on the foregoing, we are of the opinion that the Shares, assuming the receipt by the Company of due consideration therefor, have been legally issued and are fully paid and non-assessable and the Conversion Shares, when issued in accordance with the provisions of the Convertible Notes, assuming the receipt by the Company of due consideration therefor, will be legally issued, fully paid and non-assessable.

                  We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein concerning any law, other than the laws of the State of New York and the federal laws of the United States of America.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                              Very truly yours


                                              /s/ Jeffrey S. Tullman
                                              KANE KESSLER, P.C.